Investor Relations Contact:         Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com
AloStar Bank of Commerce Contact:    Andy McGhee 404.365.7087 / amcghee@alostarbank.com

State Bank Financial Corporation and AloStar Bank of Commerce
Announce Definitive Merger Agreement

ATLANTA, GA, June 15, 2017 – State Bank Financial Corporation (NASDAQ: STBZ), the holding company for State Bank and Trust Company (“State Bank”), and AloStar Bank of Commerce (“AloStar”) announced today the signing of a definitive agreement for State Bank to acquire AloStar in an all cash transaction with a purchase price of one times AloStar’s adjusted tangible book value as of the last day of the month immediately before closing, currently estimated to be $196 million.

At March 31, 2017, AloStar had total assets of approximately $944 million, total loans of approximately $763 million, total deposits of approximately $715 million, and total shareholders’ equity of approximately $193 million. AloStar, founded in 2011 through the FDIC-assisted acquisition of Birmingham, Alabama-based Nexity Bank, is headquartered in Birmingham and has a commercial office in Atlanta that houses executive management and the lender finance and asset-based lending team.

The transaction is expected to be significantly accretive to 2018 and 2019 earnings per share and marginally dilutive to tangible book value per share with an earn-back period of less than one and a half years.

“Andy McGhee leads a talented team of bankers at AloStar, and we are very pleased they will be joining the State Bank team,” said State Bank CEO Tom Wiley. “This merger adds a complementary lender finance line of business and scalable asset-based lending platform, which will further diversify our loan portfolio. In addition, the all cash consideration provides meaningful earnings accretion while efficiently leveraging our excess capital.”

Andy McGhee, President and CEO of AloStar, added, “We are excited to be partnering with State Bank. Joining an organization with the capital and strength of State Bank will provide additional scale to our lending platform and enable us to expand the products and services available to our customers.”

The agreement has been unanimously approved by the Boards of Directors of both companies and AloStar’s shareholders and is anticipated to close in the fourth quarter of 2017. Completion of the transaction is subject to certain closing conditions, including customary regulatory approvals.

Barclays Capital Inc. served as financial advisor and Nelson Mullins Riley & Scarborough LLP served as legal counsel to State Bank. Keefe, Bruyette & Woods served as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to AloStar.

Conference Call

State Bank Financial Corporation will host a conference call today at 11:00 a.m. ET to discuss the transaction.

Dial in number: 1.800.404.8174

Please allow time to register your name and affiliation/company prior to the start of the call. A replay of the conference call will be available shortly after the call is completed in the Investors section on the company’s website at www.statebt.com. A slide presentation with additional information regarding the transaction will also be available in the Investors section on the company’s website.

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ), with approximately $4.2 billion in assets as of March 31, 2017, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates 31 full-service banking offices and seven mortgage origination offices in seven of Georgia’s eight largest MSAs.

To learn more about State Bank, visit www.statebt.com.

About AloStar Bank of Commerce

AloStar offers needed capital and counsel to business leaders across America who are creating their own success stories. Businesses, community banks, and individuals come to AloStar for capital requirements up to $60 million, correspondent services, and retail banking. AloStar Capital Finance creates customized lending solutions through its Business Credit, Lender Finance, and Real Estate Finance platforms. AloStar Capital Finance is a trade name of AloStar Bank of Commerce, Member FDIC.

For more information, visit www.AloStarBank.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “estimate,” “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “anticipate,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements related to State Bank Financial’s expectations with respect to the acquisition (including the estimated purchase price, anticipated accretion to earnings per share, dilution to tangible book value per share, and the earn-back period), statements regarding the benefits of the merger, and the anticipated timing of the closing of the transaction. These forward-looking statements are subject to risks, uncertainties and other factors, such as the inability to obtain the requisite regulatory approvals for the proposed transaction and meet other closing terms and conditions, the reaction to the transaction of each bank’s customers, employees and counterparties, difficulties related to the transition of services, changes in AloStar’s tangible book value, the state of the economic and financial markets going forward, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in State Bank Financial’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any of which risks, uncertainties and other factors could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. All forward-looking statements speak only as of the date of this press release. State Bank Financial undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.